                             EMPLOYMENT AGREEMENT
                             --------------------

        THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of November 12, 1997, by and between MinderSoft, Inc. a Maryland corporation (the "Company"), and Stephen R. Chapin, Jr. ("Employee") recites and provides as follows:

                                   RECITALS:

        1. The Company is a database marketing company which uses Internet push technology (patent pending) to deliver highly personalized reminders based on a user-provided profile and the company's proprietary content. National retailers sponsor the reminder software appropriate for their industry and in turn distribute it at no cost to their customers.

        2. The Company desires to employ the Employee as President of the Company.

        3. The Employee desires to be so employed by the Company on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.  Employment.  The Company hereby employs the Employee, and the
            ----------
Employee hereby employment with the Company as President.

        2.  Term.  Subject to the provisions of Section 9 of this Agreement
            ----
regarding termination, this Agreement shall remain in effect for a term of two
(2) years beginning on the date hereof. This Agreement shall be renewed automatically for successive one (1) year terms unless either party gives written notice of an intent not to renew to the other party within sixty (60) days of the expiration of such term.

        3.  Compensation.
            ------------

            (a) For all services rendered by the Employee pursuant to this Agreement, the Company shall pay the Employee a base salary of $120,000 per annum, payable in equal semi-monthly installments, or at such other times as may be mutually agreed upon by the parties. During the term of this Agreement, the Employee's salary shall be reviewed once each Fiscal Year (as defined in Section 5(a) below), with the first such review to be made no later than October 31, 1998.

            (b) As additional compensation, the Company shall consider paying Employee a bonus each Fiscal Year in such amount as may be determined by the board of directors of the Company (the "Board") in its sole discretion based upon the profitability and overall financial condition of the Company and upon the Employee's contribution to such profitability and financial condition.

        4.  Deductions.  The Company is authorized to deduct from the actual
            ----------
compensation of the Employee such sums as may be required to be deducted or withheld under the provisions of any federal, state, or local law or regulation now in effect or hereafter put into effect during the term of this Agreement, including without limitation, social security, unemployment, and income withholding taxes.

        5.  Benefits.
            --------

                (a) The Employee shall be entitled to a paid vacation each Fiscal Year (as defined below) of four (4) weeks, the timing of which shall be subject to mutual agreement between the Company and the Employee. The Employee's attendance at trade shows, training, educational, and professional programs and meetings shall not be charged against Employee's vacation allowance. The Employee shall also be entitled to paid sick leave of fifteen (15) days each fiscal year. The Employee shall not receive additional compensation or credits for unused vacation or paid sick days, nor shall unused vacation or paid sick days be carried forward to subsequent Fiscal Years. For purposes of this Agreement, a "fiscal year" shall begin on the first (1st) day of the month following the date hereof and shall end on the last day of the twelfth (12th) month thereafter.

                (b) The Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by him in the performance of his duties hereunder. To be reimbursed, the Employee must submit written evidence of such expenses to the Company within thirty (30) days after incurring such expense along with a written explanation of the expense.

                (c) The Employee shall receive such other benefits, if any, as the Company generally provides to all other executive employees of the Company, whether now in effect or hereafter adopted, including group hospital and accidental insurance benefits and group disability insurance coverage.

        6.  Duties of the Employee.
            ----------------------

                (a) The Employee is employed by the Company as President, and subject to the direction of the Board, shall provide all of the services generally associated with and inherent in the office of president.

                (b) The Employee shall perform such other and further services as may reasonably be requested by the Board, including carrying out all of the policies and directives of the Board.

                (c) The Employee shall faithfully serve the Company in the capacities as aforesaid, and shall at all times devote the Employee's full time, best efforts, skills, attention, and energies to performance of the duties hereunder to the utmost of the Employee's ability, and shall do and perform all such services, acts, and things connected therewith as are reasonably required and as the Board shall from time to time direct. The Employee shall not become engaged or involved in any activities or matters which may adversely affect or reflect discredit on the Company or its business, or conflict with the Employee's services to the Company. This Agreement shall not prohibit the Employee from investing personal assets in other businesses or entities that do not "compete" with the Company (as described in Section 9 of this Agreement). In furtherance of the prior sentence, attached hereto as Schedule 6(c) is a list of outside business interests of the Employee which shall be deemed to not interfere with Employee's duties hereunder, so long as Employee devotes less than 20 hours per calendar quarter, in the aggregate, to such business interests and activities .

        7.  Confidential Information and Trade Secrets;
            Invention Assignment Agreement.
            -------------------------------------------

                It is understood and agreed that the Employee will serve in a fiduciary capacity to the Company and, as such, will comply with the standards applicable to fiduciaries and other employees of the Company. In furtherance thereof, the Employee has signed of even date herewith the Confidential Information and Invention Assignment Agreement.


        8.      Covenant Not to Compete.
                -----------------------

                (a) Non-Competition. The Employee hereby covenants and agrees that the Employee will not, without the prior written consent of the Board, call on (or accept business from) any customers and/or prospects for the purpose of selling goods or services to such customer and/or prospect, commencing the date of this Agreement and continuing for a period of twelve (12) months after the termination, expiration, or non-renewal of this Agreement for any reason, either alone or in partnership with or in conjunction with any other person, firm, or corporation, whether as principal, agent, shareholder, employee, or in any other form, capacity or manner whatsoever, directly or indirectly, participate, carry on, conduct, or be engaged in or advise, any person, firm, corporation, or other legal entity carrying on or engaging in a business venture which is directly or indirectly competitive with the business conducted by the Company on the date hereof or in the future. In addition, the Employee shall not solicit or otherwise communicate with customers of the Company or contact, with the intention of hiring, or hire any of the Company's employees, officers, or directors, during the period of this covenant. For purposes hereof, "customers" shall include those persons and entities which have purchased goods and/or services from the Company, and "prospects" shall include those persons and entities to whom employees or independent contractors have submitted an oral or written proposal for the purpose of providing goods and services from the Company, in either case within the twelve (12) months prior to the termination, expiration, or non-renewal of this Agreement.

        Moreover, the Employee shall neither accept any employment with or render any services, directly or indirectly, to a "Competitor Organization" (as defined below), nor independently or otherwise, render any services or develop any "Competitive Product" (as defined below) during the period of this covenant.
 For purposes of this Agreement, (i) "Competitor Organization" means any person or organization controlled by, controlling, or under common control with such person or organization, who or which is engaged in, is about to become engaged in or intends to engage in any, research on or development, production, marketing, or selling of a Competitive Product; and (ii) "Competitive Product" means any product, process, or service of any person or organization other than the Company, in existence or under development, which substantially resembles and competes, directly or indirectly, with any product offered by the Company or any service rendered by the Company on the date hereof or at any time during the period of this covenant.

                (b) Injunctive Relief. The Employee recognizes that the Company's remedies at law may be inadequate to protect itself against a breach of any of the terms, covenants, and provisions of this Agreement including by way of illustration, but not limitation, the covenant not to compete contained in this Section 8. Therefore, notwithstanding any other provision of this Agreement or any other agreement (including any other agreement generally requiring arbitration), the Employee agrees that injunctive or other equitable relief shall be an appropriate remedy for breach of this covenant not to compete, as well as the other terms, covenants, and provisions of this Agreement, and shall be a remedy in addition to any and all other remedies available to the Company.

            (c) Effect of Violation on Term of Covenant. If, after termination
                ---------------------------------------
of the Employee's employment with the Company for any reason, the Employee violates any provision of Section 7, the Confidential Information and Invention Assignment Agreement, or Section 8 of this Agreement, the duration of the violated covenant shall be computed from the date the Employee resumes compliance with such covenant or from the date the Company is granted injunctive relief by a court of competent jurisdiction enforcing such covenant, whichever occurs first, reduced by the number of days the Employee was not in violation of such covenant after termination of the Employee's employment with the Company.

            (d)  Acknowledgment of Reasonableness and Necessity.  The Employee
                 ----------------------------------------------
acknowledges and agrees that in light of the duties of the Employee as President of the Company, the restrictions stated in this Section 8 are reasonable and necessary to protect the business interests of the Company. The parties agree that if the restrictions set forth in this Section 8 are determined by any court of competent jurisdiction (or arbitration panel, as the case may be), at the time of enforcement, to be unreasonable as to the duration, scope, area of restriction, or otherwise, then such restrictions should be applied only to such activities and territory and only for such period of time as the court (or arbitration panel, as the case may be) determines to be reasonable in light of all circumstances then existing.

            (e)  Interest Public Entities.  The restrictions set forth in this
                 ------------------------
Section 8 shall not apply to ownership by the Employee of less than five percent (5%) beneficial interest in the outstanding equity securities of any publicly-held business entity. For purposes of this Agreement, "publicly-held" shall be deemed to refer to a business entity which has securities that have been registered under the Securities Exchange Act of 1934, as amended.

        9.  Termination of Employment.
            -------------------------

            (a) Upon the occurrence of any of the following events and the expiration of any required notice, this Agreement and the Employee's employment hereunder automatically shall terminate:

                  (1) The death or bankruptcy of the Employee.

                  (2) The Company's termination of the Employee's employment at any time, "for cause" or not "for cause" (as defined below). This Agreement and the Employee's employment hereunder shall terminate upon the expiration of a period of thirty (30) days after delivery by the Company of written notice to the Employee of termination. The phrase "for cause" shall include termination because of the Employee's (i) incompetence in business-related matters, (ii) willful misconduct, (iii) censure or reprimand by any regulatory body, (iv) breach of fiduciary duty, (v) intentional failure to perform stated duties, (vi) willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) including, without limitation, conviction of a felony, (vii) failure to perform assigned duties in a reasonably satisfactory manner, or (viii) material breach of any provision of this Agreement.

                  (3) The disability of the Employee. The term "disability" as used herein, shall mean the Employee's inability, by reason of any physical or mental impairment, to perform the Employee's duties hereunder. The Employee's disability shall be deemed to have occurred if a qualified medical doctor selected by the Company determines with a reasonable degree of medical certainty that the Employee is unlikely to be able to perform all the duties set forth herein for a period exceeding three
                  (3).

                  (4)  The voluntary or involuntary dissolution of the Company.

        (b) In the event the Employee voluntarily terminates the Employee's employment or the Employee's employment is terminated "for cause" under this Agreement, the Employee shall be entitled to receive from the Company only the base salary and benefits as set forth herein that have accrued to the date of termination in full settlement of all of the Company's obligations hereunder.

        (c) In the event the Company terminates the employment of Employee by reason of the Employee's disability, the Employee shall be entitled to receive from the Company only the base salary and benefits set forth herein that have accrued to the date of disability and for a period of two (2) months thereafter in full settlement of all of the Company's obligations hereunder.

        (d) In the event the Company terminates the employment of the Employee not "for cause," the Employee shall be entitled to only the base salary and benefits as set forth herein that have accrued to the date of termination and the base salary through the remainder of the term set forth in Section 2 hereinabove in full settlement of all of the Company's obligations to the Employee.

        10.  Remedies. The Employee hereby represents that the services to be
             --------
performed by the Employee under this Agreement are of a special, unique, extraordinary, and intellectual character, which gives them a particular value, the breach of which cannot be reasonably or adequately compensated in damages in an action at law. The Employee expressly acknowledges and agrees that, notwithstanding any other agreement generally requiring arbitration, the Company shall be entitled to obtain, in addition to any other rights or remedies the Company may possess, injunctive or other equitable relief to prevent a prospective or continuing breach of any provision of this Agreement by the Employee.

        11.  Costs to Enforce.  The party which substantially prevails in any
             ----------------
arbitration, action suit or other proceeding (whether brought in the form of a claim or counterclaim) to enforce any of the covenants or obligations contained in this Agreement, or if a final judgment or order or a temporary order is entered enforcing any of such covenants or obligations, shall be entitled to receive from the non-prevailing party all reasonable costs and expenses incurred by the prevailing party in connection with such arbitration, action, suit or proceeding to enforce, including but not limited to court costs and reasonable attorneys' fees, in addition to any other rights or remedies available to the prevailing party under this Agreement or at law or equity.

        12. Notices. All notices or other communications required or permitted by and among the parties shall be in writing and shall be deemed to have been given, delivered or made when delivered by hand or mailed by certified or registered mail, postage prepaid, return receipt requested, and addressed either as follows or in such other manner as a party may subsequently designate to the other party in writing:

             If to the Company, at:
             ---------------------
             10122 Colonial Drive
             Ellicott City, Maryland 21042

             with mandatory copies to:
             ------------------------

             Hedy Nelson, Esq.
             Ginsberg, Feldman & Bress
             1250 Connecticut Ave., N.W.
             Washington, D.C. 20036

             and

             E. Rogers Novak
             Novak Biddle Venture Partners, L.P.
             1897 Preston White Drive
             Reston, VA 20191

             If to the Employee, at:
             ----------------------

             The Employee's address as shown on the personnel records of the Company.

        13.  Severability.  In the event any one or more of the provisions
             ------------
contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

        14.  Entire Agreement.  This Agreement, together with the Confidential
             ----------------
Information and Invention Assignment Agreement of even date herewith, supersedes any other agreement, whether written or oral, that may have been made or entered into by the Employee and the Company relating to the matters contemplated hereby. This Agreement and the with the Confidential Information and Invention Assignment Agreement constitute the entire agreement concerning the transaction contemplated herein and there are no agreements or commitments in relation to the subject matter hereof except as set forth herein.

        15.  Amendments.  This Agreement may not be amended or supplemented
             ----------
except in writing as may mutually be agreed to by the parties (provided,
                                                               --------
however, that such amendment must be approved in writing by the two (2) Board
-------
members nominated by the holders of the Series A preferred stock in the Employer) to be necessary, desirable, or expedient to further the purpose of this Agreement, or to clarify the intention of the parties.

        16.  Applicable Law.  This Agreement and the legal relations among the
             --------------
parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Maryland, without giving effect to conflict of law provisions and principles thereof.

        17.  Interpretation.  When the context in which words are used in this
             --------------
Agreement indicates that such is the intent, words in the singular number shall include the plural, and vice versa, and words in the masculine gender shall include the feminine and neuter genders, and vice versa.

        18.  Titles and Headings.  Titles and headings to sections and
             -------------------
paragraphs herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        19.  Binding Effect.  This Agreement shall be binding upon and
             --------------
enforceable against the Company and its successors and assigns.

        20.  No Attachment.  Except as required by law, no right to receive
             -------------
payments under this Agreement shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary to affect any such action shall be null, void and of no effect.

        21.  Survival of Certain Provisions.  The agreements and covenants of
             ------------------------------
the parties pursuant to Section 8 of this Agreement shall survive the termination of this Agreement. Each such agreement and covenant by the Employee shall be construed as being independent of the other provisions herein, and the existence of any claim or cause of action by the Employee against the Company shall not constitute a defense to the enforcement of any such covenant or agreement.

        22.  Binding Arbitration.  The Employee hereby acknowledges and agrees
             -------------------
that, except as otherwise set forth herein, any and all disputes arising out of the employment relationship created hereby shall be resolved as set forth in the Confidential Information and Invention Assignment Agreement.

        23.  Acknowledgments.  THE PARTIES HERETO EACH ACKNOWLEDGE THAT THEY
             ---------------
HAVE READ AND UNDERSTAND ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND HAVE CONSULTED WITH LEGAL COUNSEL AND/OR OTHER SUITABLE ADVISERS REGARDING THE TERMS AND PROVISIONS OF THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT ARE REASONABLE AND REPRESENTS THAT THE EMPLOYEE WILL

BE ABLE TO ENGAGE IN OTHER ACTIVITIES FOR THE PURPOSE OF EARNING A LIVELIHOOD SHOULD THE PROVISIONS OF THIS AGREEMENT BE ENFORCED.

        24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        25. Further Assurances. The parties hereby covenant and agree to sign, execute, and deliver, or cause to be signed, executed, and delivered, and to do or make, or cause to be done or made, upon the reasonable request of the other party, any and all agreements, instruments, papers, deeds, acts, or things, supplemental, confirmatory or otherwise, as may be reasonably required by the other party for the purpose of facilitating the performance of the provisions of this Agreement.

        THE PARTIES, INTENDING TO BE LEGALLY BOUND, have executed this Agreement on the date first above written.

        COMPANY:                        MinderSoft, Inc.
        -------                         a Maryland corporation

                                        /s/ Stephen R. Chapin, Jr.
                                By:     --------------------------------------

                                        /s/ President
                                Title:  --------------------------------



        EMPLOYEE:                       Stephen R. Chapin, Jr.
        --------

                                        /s/ Stephen R. Chapin, Jr.
                                        --------------------------------------



#68727-20851.01639v3

                                 SCHEDULE 6(c)
                                      To

                    MINDERSOFT, INC./STEPHEN R. CHAPIN, JR.
                             EMPLOYMENT AGREEMENT

                            Other Business Ventures

        Business ventures involving the following patents and patent applications.


               Patent Applications
               -------------------

               Application
Country        Number                  Filing Date
-------        -----------             -----------

US             60/004,665              10/02/95
US             08/560,585              11/20/95
US             08/699,067              08/09/96
US             08/743,429              11/01/96
WO             US96/18612              11/20/96
US             08/906,908              08/06/97


               Patents Issued
               --------------

Country        Patent Number           Date Issued
-------        -------------           -----------

US             4,760,618               08/02/88
US             4,673,440               06/16/87
